                                                                    EXHIBIT 23.3
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Park National Corporation for the registration of 325,500 of its common shares, and to (a) the use of our report dated January 18, 2000, with respect to the consolidated financial statements of Park National Corporation for the fiscal year ended December 31, 1999 included herein in Appendix C, and (b) the incorporation by reference herein of our report dated January 19, 1999 with respect to the consolidated financial statements of Park National Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                              /s/ ERNST & YOUNG LLP

Columbus, Ohio
February 22, 2000